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                                                                    Exhibit 10.6


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") is made, entered into, and effective as of January 1, 2000 ("Effective Date"), by and between Internet Business' International, a Nevada corporation (the "Company") and Louis Cherry ("Cherry").

                                    RECITALS

         WHEREAS, COMPANY desires to benefit from Cherry's expertise and employ Cherry as President and Cherry is willing to accept such employment.

         NOW, THEREFORE,in consideration of the mutual covenants and conditions contained herein, the parties hereto hereby agree as follows:

                                    AGREEMENT

                                    ARTICLE I

                                 TERM AND DUTIES

         The Company hereby employs Cherry as President as of the Effective Date and Cherry agrees to enter into and remain in the employ of the Company until five years from the date of this Agreement unless (i) this Agreement is terminated as provided hereinbelow; or (ii) this Agreement is extended by mutual agreement of the parties. Cherry shall faithfully and diligently perform all professional duties and acts as President as may be reasonably requested of Cherry by the Company or its officers consistent with the function of a President of a comparable business holding company.

                                   ARTICLE II

                                     DUTIES

         2.1 Cherry agrees to perform Cherry's services to the best of his ability. Cherry agrees throughout the term of this Agreement to devote sufficient time, energy and skill to the business of the Company and to the promotion of the best interests of the Company. The Company understands and agrees that Cherry may from time to time undertake business opportunities so long as they do not conflict with his duties to the Company and hereby waives any claim it may have with respect to Cherry's undertaking such opportunities.
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                                   ARTICLE III

                                  COMPENSATION

         3.1 Subject to the termination of this Agreement as provided herein, the Company shall compensate Cherry for his services hereunder at an annual salary ("Salary") of One Hundred Eighty Thousand Dollars ($180,000.00) payable in semi-monthly installments in accordance with the Company's practices, less normal payroll deductions.

         3.2 In addition to the Salary as defined above, the Company agrees to the following schedule:

         a. On the first year's anniversary of this Agreement, Cherry's salary shall be $20,000 per month

         b. On the second year's anniversary of this Agreement, Cherry's salary shall be $25,000 per month and continue on thereafter.

         3.3 In addition to the compensation set forth above, the Company shall periodically review Cherry's performance and services rendered with a view to paying discretionary bonuses based upon above-average or outstanding performance for a prior period. Any such bonuses approved by the Company shall be paid to Cherry within 30 days of the grant thereof. The following performance milestones shall justify the particular stock bonuses, in unrestricted stock, which are cumulative, to be issued by the Company, as below:

         a.       At $ 2 million in sales, 500,000 shares of IBI stock.

         b.       At $ 3 million in sales, 800,000 shares of IBI stock.

         c.       At $ 5 million in sales, 1,000,000 shares of IBI stock.

         d.       At $ 8 million in sales, 2,000,000 shares of IBI stock.

         e.       At $ 10 million in sales, 2,500,000 shares of IBI stock.

         f.       At $ 12 million in sales, 3,000,000 shares of IBI stock.

         3.4 In addition to the Salary and bonuses stated above, commencing with the Effective Date, Cherry shall be eligible to participate in a health insurance plan, including dependent coverage, supplied by the Company. Cherry shall be entitled to participate in any and all group life, workers' compensation,


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health plan or accidental insurance plans which are adopted by the Company for the benefit of executive officers or employees. Cherry shall be entitled to such sick leave and paid holidays and to such other perquisites of employment, as customarily are extended by the Company to executive officers or employees. In addition, Cherry shall be entitled to such other benefits as the Company may elect to provide generally, from time to time, to executive officers or employees. Cherry shall be entitled to the following vacation benefits:

                  i. 4 weeks on first year anniversary

                  ii. 5 weeks on second year anniversary

                  iii. 6 weeks on third year anniversary and thereafter.

         3.5 If for any reason, including but not limited to malfeasance, misfeasance, and/or nonfeasance, or layoff, the Company decides to terminate Cherry, then the Company shall immediately pay, meaning within five (5) calendar days, the following: The sum of $500,000 plus all of the stock set forth in paragraph 3.3, above.

         3.7 If for any reason Reda wishes to retire, becomes incapacitated, or is otherwise unable to continue employment with the Company, he shall continue receiving compensation at the current rate for the next three years.

                                   ARTICLE IV

                                    EXPENSES

         The Company shall reimburse Cherry for all reasonable business related expenses incurred by Cherry in the course of his normal duties on behalf of the company. In reimbursing Cherry for expenses, the ordinary and usual business guidelines and documentation requirements shall be adhered to by the Company and Cherry. Cherry shall receive a car allowance of $400 per month.


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                                    ARTICLE V

                                 BINDING EFFECT

         This Agreement shall be binding upon and inure to the benefit of the parties hereto their respective devisees, legatees, heirs, legal representatives, successors, and permitted assigns. The preceding sentence shall not affect any restriction on assignment set forth elsewhere in this Agreement.


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                                   ARTICLE VI

                                   ARBITRATION

         If a dispute or claim shall arise between the parties with respect to any of the terms or provisions of this Agreement, or with respect to the performance by any of the parties under this Agreement, then the parties agree that the dispute shall be arbitrated in Orange County, California before a single arbitrator, in accordance with the rules of Judicial Arbitration and Mediation Services, Inc./Endispute ("JAMS/Endispute").

                                   ARTICLE VII

                                     NOTICES

         Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, if hand delivered or delivered via facsimile, or Forty-Eight (48) hours after deposit in the United States mail, postage prepaid, and sent certified or registered mail, return receipt requested, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

         If to the Company:

                                    3900 Birch Street, #113
                                    Newport Beach, CA 92660

         If to Cherry:

                                    27786 Hidden Trail Road
                                    Laguna Hills, CA 92660

                                  ARTICLE VIII

                                   ASSIGNMENT

         Subject to all other provisions of this Agreement, any attempt to assign or transfer this Agreement or any of the rights conferred hereby, by judicial process or otherwise, to any person, firm, company, or corporation without the prior written consent of the party, shall be invalid, and may, at the option of such other party, result in an incurable event of default resulting in termination of this Agreement and all rights hereby conferred.


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                                   ARTICLE IX

                                  CHOICE OF LAW

         This Agreement and the rights of the parties hereunder shall be governed by and constructed in accordance with the laws of the Sate of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

                                    ARTICLE X

                                  JURISDICTION

         The parties submit to the jurisdiction of the Courts of the State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of arbitration award.

                                   ARTICLE XI

                                ENTIRE AGREEMENT

         Except as provided herein, this Agreement contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

                                   ARTICLE XII

                                  SEVERABILITY

         If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.


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                                  ARTICLE XIII

                                    CAPTIONS

         The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

                                   ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                                   ARTICLE XV

                                  MODIFICATION

         No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

                                   ARTICLE XVI

                                     WAIVER

         No waiver of any breach, covenant, representation, warranty, or default of this Agreement by any party shall be considered to be a waiver of any other breach, covenant representation warranty or default of this Agreement.

                                  ARTICLE XVII

                                 INTERPRETATION

         The terms and conditions of this Agreement shall be deemed to have been prepared jointly by all of the Parties hereto. Any ambiguity or uncertainty existing hereunder shall not be construed against any one of the drafting parties, but shall be resolved by reference to the other rules of interpretation of contracts as they apply in the State of California.


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                                  ARTICLE XVIII

                                 ATTORNEYS' FEES

         Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

                                   ARTICLE XIX

                                      TAXES

         Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

                                   ARTICLE XX

                NOT FOR THE BENEFIT OF CREDITORS OF THIRD PARTIES

         The provisions of this Agreement are intended only for the regulation of relations among the parties. This Agreement is not intended for the benefit of creditors of the parties or other third parties and no rights are granted to creditors of the parties or other third parties under this Agreement.


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                                   ARTICLE XXI

                              DEFENSE AND INDEMNITY

         Should Cherry be sued and/or prosecuted with respect to any act performed as part of his duties of office or any failure to act, then the Company shall defend, indemnify, retain legal counsel and otherwise hold him harmless for costs of defense, settlements, sanctions or awards.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

                  "Company"                            "Cherry"

         Internet Business' International             Louis Cherry

         By:
           ___________________________            ___________________________

         Name:
              ________________________

         Title:
               _______________________




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